                                                          S&S DRAFT -- 12/21/97

                                 EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated as of this [___] day of January, 1998, by and between GETTY COMMUNICATIONS PLC, a company organized under the laws of England and Wales (the "COMPANY"), which is a subsidiary of Getty Images, Inc., a Delaware corporation (the "PARENT"), and whose registered office is at 101 Bayham Street, London NW1 OAG and JONATHAN D. KLEIN, an individual residing at 34 Crediton Hill, London NW6 1HP (the "EXECUTIVE").

                                 W I T N E S S E T H:

         WHEREAS, the Executive is presently serving as the Chief Executive Officer of Getty Communications plc ("GETTY"); and

         WHEREAS, Getty is a party to a merger agreement dated as of September 15, 1997 (the "MERGER AGREEMENT"), pursuant to which PhotoDisc, Inc. shall merge into a merger subsidiary of the Parent and, following the consummation of which, the Company shall be a subsidiary of the Parent; and

         WHEREAS, the Company seeks to continue to employ the Executive and the Executive seeks to continue to be employed by the Company; and

         WHEREAS, both parties desire that the terms and conditions of the Executive's employment with the Company be governed by the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

         1.   EMPLOYMENT AND DUTIES.

         (a) GENERAL. The Company hereby employs the Executive, effective as of the closing of the transactions contemplated by the Merger Agreement (the "EFFECTIVE DATE"), and the Executive's period of continuous employment for statutory purposes began on March 14, 1995, and the Executive agrees upon the terms and conditions herein set forth to serve, effective as of the Effective Date, as Sole Group Chief Executive of the Company. In such capacity, the Executive shall report directly and only to the Executive Committee, which in turn reports directly and only to the Board of Directors of the Parent (the "BOARD"). The Executive's principal place of business shall be 101 Bayham Street, London NW1 OAG and this agreement shall only be in respect of the Executive's services to be provided and performed in the United Kingdom.

         (b) SERVICES AND DUTIES. For so long as the Executive is employed hereunder, and except as otherwise expressly provided in Section 1(c) below, the Executive

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shall devote his full business time to the performance of his duties hereunder; shall faithfully serve the Company; shall in all respects conform to and comply with the lawful and good faith directions and instructions given to him by the Executive Committee and the Board as the same are consistent with his status and the terms hereof; and shall use his best efforts to promote and serve the interests of the Company. Specifically, the Executive shall be solely responsible for the day-to-day operational management of the Company, its subsidiaries and affiliates (hereinafter, collectively the "GROUP"), provision of operational direction to the Management Committee (including discussing, setting performance standards, including sales targets, etc.) and oversight of corporate operations, sales, marketing and finance, management of the Management Committee (including "roadblock busting"), and professional development of all direct reports. In addition, all employees of the Group (other than the Co-Chairmen) shall report, either directly or indirectly, to the Executive.

         (c) NO OTHER EMPLOYMENT. Except as provided below, for so long as the Executive is employed by the Company, he shall not, directly or indirectly, render services to any other person or organization for which he receives compensation without the prior approval of the Board. No such approval will be required if the Executive seeks to perform inconsequential services without direct compensation therefor in connection with the management of personal investments or in connection with the performance of charitable and civic activities, provided that such activities do not contravene the provisions of Section 5 hereof. In addition, the Company expressly agrees that the Executive may continue to act as a non-executive director of Hambros Bank Limited and of Getty Investments LLC. The company recognizes that the Executive will be required to provide services for approximately 50 percent of his working time under a consultancy agreemnet between Getty Images, Inc. and Crediton Limited dated as of the date hereof to the business and affairs of the Company and any Associated Company for which he is required to perform duties.

         (d) BOARD MEMBERSHIP. The Executive shall be a member of the Board and of the Executive Committee and the Strategy Committee thereof. In addition, the Executive shall be entitled to attend the meetings of all other committees of the Board, such as the Audit Committee and the Compensation Committee. After his initial term as director, the Company shall nominate the Executive for reelection to the Board and shall use all reasonable efforts to cause the Executive to be elected to such term.

         (e) PAYMENT FOR SERVICES TO BE PERFORMED; OBLIGATIONS. Compensation to be paid under this Agreement shall be made with regard only to the Executive's services to be provided to the Company within the United Kingdom pursuant to this Agreement. Any Payments with respect to services to be provided by the Executive outside of the United Kingdom shall be paid under the Services Agreement for the provision of the Executive's services outside the United Kingdom.

         2. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement (the "TERM") shall commence on the Effective Date and continue until the second anniversary date of the Effective Date. Thereafter, the Term shall continue until it is terminated by either party giving the other at least twelve months' written notice of termination of the Term, with no such notice to be given so as to expire before the third

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anniversary of the Effective Date.

         3. COMPENSATION AND OTHER BENEFITS. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Executive during the Term as compensation for all services rendered hereunder:

         (a) SALARY. The Company shall pay to the Executive an annual salary (the "SALARY") at the initial rate of [UK proportion of $325,000], payable to the Executive in accordance with the normal payroll practices of the Company for its executive officers as are in effect from time to time. The amount of the Executive's Salary shall be reviewed annually by the Board on or about March 1 of each year during the Term and may be increased, but not decreased below such amount, on the basis of such review and then-current market practices.

         (b) ANNUAL BONUS. During the Term, the Executive shall be eligible for each calendar year that begins within the Term to participate in an annual incentive bonus program established by the Company in accordance with the policies of the Group and subject to such terms and conditions as may be approved annually by the Compensation Committee of the Board (the "COMPENSATION
COMMITTEE").   Under the terms of the annual incentive bonus program, the
Executive will be afforded the opportunity to earn up to 60% of his Salary in effect for the applicable calendar year if the Company achieves the performance targets established by the Compensation Committee for that year.

         (c) STOCK OPTIONS. Effective as of the Closing Date (as defined in the Merger Agreement), the Company shall grant the Executive an option (the "DEAL OPTION") to purchase [UK proportion of 75,000] shares of the common stock of the Parent pursuant to the terms of the Parent's 1998 Stock Incentive Plan (the "OPTION PLAN"). The per share exercise price of the Deal Option shall equal the fair market value of a share of Common Stock on the Closing Date, as determined in accordance with the terms of the Option Plan. The Deal Option shall vest and become exercisable in full one year from the date of grant. Also effective as of the Effective Date, the Company shall grant the Executive an option (the "OPTION") to purchase [UK proportion of 500,000] shares of the common stock of the Parent pursuant to the terms of the Option Plan. The per share exercise price of the Option shall equal the fair market value of a share of Common Stock on the Closing Date, as determined in accordance with the terms of the Option Plan. The Option shall vest and become exercisable as to 25% one year after the date of grant; the remainder of the Option shall vest ratably each month over the following three years. Both the Deal Option and the Option shall be subject to the terms of the Option Plan and to such other terms and conditions as may be specified by the Compensation Committee in the form of a standard option agreement between the Company and the Executive; PROVIDED, HOWEVER, that in the event that the Executive ceases to be an employee of the Company for any reason other than for Cause, the vesting under both the Deal Option and the Option shall accelerate and all options thereunder shall become

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immediately exercisable and the Executive shall be entitled to retain such options, for the remainder of their respective terms, as if he had remained an employee of the Company. In the event that the Executive ceases to be an employee of the Company for Cause, then the Executive shall be entitled to retain vested options as if he had remained an employee of the Company but unvested options shall lapse.

         (d) PENSION SCHEME AND LIFE INSURANCE. During the Term, the Company shall pay an amount equal to 20% of the Executive's Salary through equal monthly contributions in arrears into a personal pension scheme for the benefit of the Executive, or, at the Executive's sole discretion, the Company shall pay such amount to him as additional compensation. In addition, during the Term, the Company shall maintain a life insurance policy on the life of the Executive for the benefit of the Executive's estate providing a benefit equal to the greater of (i) $750,000 and (ii) four times the Executive's Salary (and maximum bonus).

         (e) COMPANY AUTOMOBILE. During the Term, the Company will provide the Executive with an automobile of such make and model as the Board deems appropriate and suitable for his status with the Company for his sole use and will reimburse the Executive for all costs and expenses incurred by the Executive in connection with the use of that vehicle, or, at the Executive's sole discretion, the Company shall pay an equivalent amount to him as additional compensation.

         (f) OTHER SPECIFIC BENEFITS. The Company shall install and pay the rental and unit charges attributable to a dedicated business telephone line at his home. During the Term, the Company shall also pay for the Executive's purchase, line charges, rental and unit charges for a mobile phone. The Company shall provide the Executive with a fax machine and computer modem to be installed at the Executive's home and a suitable desktop and laptop computer, as well as all ancillary equipment and maintenance therefor. In addition, the Company will pay for the cost of the Executive's membership in or subscriptions to the internet service provider of his choice, and such professional memberships and journals as are appropriate to his duties under this Agreement.

         (g) EXPENSES. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in connection with his employment hereunder. Such expenses shall be paid upon the periodic submission of invoices and shall be paid reasonably promptly after the date of such invoice. The reimbursement of expenses under this Section 3(g) shall be subject to the Executive's providing the Company with such documentation of the expenses as the Company may from time to time reasonably request.

         (h) PENSION, WELFARE AND FRINGE BENEFITS. During the Term, the Executive shall be eligible to participate in the Company's pension, medical, disability and life insurance plans applicable to senior officers of the Company in accordance with the terms of such plans as in effect from time to time. Specifically, the Executive, his spouse and his children who are under the age of 18 shall participate in the British United Provident Association, providing

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benefits at London Teaching Hospital Rates, or such other private insurance scheme providing equivalent benefits. In addition, the Executive shall participate in the Company's permanent health insurance plan or receive payment for his personal permanent health insurance plan, at his sole discretion. The Executive shall participate in any disability plan of the Company that replaces his Salary under this Agreement in the event that he suffers a Disability (as defined in Section 4(d) below).

         (i) LONG-TERM INCENTIVE PROGRAM. During the Term, the Executive shall participate in all long-term incentive plans and programs of the Company that are applicable to its senior officers in accordance with their terms and in a manner consistent with his position with the Company.

         (j) HOLIDAYS. In addition to the usual public and bank holidays, the Executive shall be entitled to thirty days' paid vacation annually, which shall be taken at such times as are approved by the Board.

         4. TERMINATION OF EMPLOYMENT. Subject to the notice and other provisions of this Section 4, the Company shall have the right to terminate the Executive's employment hereunder, and he shall have the right to resign, at any time for any reason or for no stated reason.

         (a) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. (i) If, prior to the expiration of the Term, the Executive's employment is terminated by the Company for Cause or if the Executive resigns from his employment hereunder other than for Good Reason, he shall be entitled to payment of the pro rata portion of his Salary and accrued Bonus through and including the date of termination or resignation as well as any unreimbursed expenses. Except to the extent required by the terms of any applicable grant to the Executive in accordance with Section 3(c) above, by the terms of
Section 3(d), Section 3(h) or applicable law, the Executive shall have no rights under this Agreement or otherwise to receive any other compensation or to participate in any other plan, program or arrangement after such termination or resignation of employment with respect to the year of such termination or resignation and later years.

         (ii) Termination for "CAUSE" shall mean termination of the Executive's employment with the Company because of (A) willful, material and repeated non-performance of the Executive's duties to the Company (other than by reason of the incapacity of the Executive due to physical or mental illness) after notice by the Board of such failure and the Executive's non-performance and continued, willful, material and repeated non-performance after such notice, (B) the indictment of the Executive for a [serious] felony offense, (C) the commission by the Executive of fraud against the Group or any other action that brings the

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                                          6


reputation of the Group into serious disrepute or causes the Executive to cease to be able to perform his duties, (D) any other material breach by the Executive of any material term of this Agreement, or (E) is adjudged bankrupt or makes any arrangement or composition with his creditors or has an interim order made against him pursuant to Section 252 of the Insolvency Act 1986.

         (iii) Termination of the Executive's employment for Cause shall be communicated by delivery to the Executive of a written notice from the Company stating that the Executive has been terminated for Cause, specifying the particulars thereof and the effective date of such termination. The date of a resignation by the Executive without Good Reason shall be the date specified in a written notice of resignation from the Executive to the Company. The Executive shall provide at least 90 days' advance written notice of resignation without Good Reason.

         (b) INVOLUNTARY TERMINATION. (i) If, prior to the expiration of the Term, the Company terminates the Executive's employment for any reason other than Disability or Cause or Executive resigns from his employment hereunder for Good Reason (collectively hereinafter referred to as an "INVOLUNTARY TERMINATION"), the Company shall pay to the Executive his Salary and Bonus accrued up to and including the date of such Involuntary Termination, as well as any unreimbursed expenses. In addition, the Company shall pay to the Executive as severance (the "SEVERANCE PAYMENTS") within 30 days after the date of termination a lump sum payment in an amount equal to the sum of his Salary at the rate in effect immediately prior to such Involuntary Termination, and his maximum bonus as described in Section 3(b), in each case for the remainder of the Term. Anything in this Agreement to the contrary notwithstanding, no amounts shall be payable under this Section 4(b) if the Executive's employment with the Company ends at the expiration of the Term in accordance with Section 2.

         (ii) In the event of the Executive's Involuntary Termination, the Executive shall continue to participate on the same terms and conditions as are in effect immediately prior to such termination or resignation in the Company's health and medical plans provided to the Executive pursuant to Section 3(h) above at the time of such Involuntary Termination for a period of two years following the Involuntary Termination (the "CONTINUATION PERIOD"). Anything herein to the contrary notwithstanding, the Company shall have no obligation to continue to maintain during the Continuation Period any plan or program solely as a result of the provisions of this Agreement but this obligation shall apply in respect of any substitute or replacement plan.

         (iii) Resignation for "GOOD REASON" shall mean resignation by Executive because of (A) an adverse and material change in the Executive's duties, titles and reporting responsibilities, (B) a material breach by the Company of any term of the Agreement, (C) a reduction in the Executive's Salary or bonus opportunity or the failure of the Company to pay

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the Executive any material amount of compensation when due, (D) failure by the
Company or the Parent to nominate the Executive for reelection to the Board, or
(E) a relocation of the Executive's principal place of business without his prior written consent. The Company shall have 30 business days from the date of receipt of such notice to effect a cure of the material breach described therein and, upon cure thereof by the Company to the reasonable satisfaction of the Executive, such material breach shall no longer constitute Good Reason for purposes of this Agreement.

         (iv) The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive. The date of resignation for Good Reason shall be the date specified in a written notice of resignation from the Executive to the Company; PROVIDED, HOWEVER, that no such written notice shall be effective unless the cure period specified in
Section 4(b)(iii) above has expired without the Company having corrected, to the reasonable satisfaction of the Executive, the event or events subject to cure.

         (c) TERMINATION FOLLOWING A CHANGE IN CONTROL. In the event of a Change in Control (defined as it is for purposes of the Option Plan), the Executive shall have the right to resign his employment with the Company and will be entitled to receive within 30 days a lump sum payment in an amount equal to the Executive's Salary, at the rate in effect immediately prior to such Involuntary Termination, plus his maximum bonus as described in Section 3(b), in each case for the remainder of the Term.

         (d) TERMINATION DUE TO DISABILITY. In the event of the Executive's Disability (as hereinafter defined), the Company shall be entitled to terminate his employment upon providing the Executive with six months' prior written notice. In the case that the Company terminates the Executive's employment due to Disability, the Executive shall be entitled to a lump sum payment on the same basis as set out in Section 4(c) but after deducting any sums paid to the Executive under any Disability Plan of the Company. As used in this Section 4(d), the term "DISABILITY" shall mean a physical or mental incapacity that substantially prevents the Executive from performing his duties hereunder and that has continued for at least six of the last twelve months and that can reasonably be expected to continue indefinitely. Any dispute as to whether or not the Executive is disabled within the meaning of the preceding sentence shall be resolved by a physician reasonably satisfactory to the Executive and the Company, and the determination of such physician shall be final and binding upon both the Executive and the Company.

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                                          8


         (e)     DEATH.  Except as provided in Sections 3(d), 3(h) and this
Section 4(d), no Salary or benefits shall be payable under this Agreement following the date of the Executive's death. In the event of the Executive's death, the Executive's Beneficiary shall be entitled to a lump sum payment on the same basis as Section 4(c) but after deducting any death benefits which are provided to the Executive's Beneficiary under the terms of any plan, program or arrangement referred to in Section 3(d) or (h) applicable to the Executive at the time of death.

         (f) BENEFICIARY. For purposes of this Agreement, except as provided in Section 3(d) or 3(h), "BENEFICIARY" shall mean the person or persons designated in writing by the Executive to receive benefits under a plan, program or arrangement or to receive the balance of the Severance Payments, if any, in the event of the Executive's death, or, if no such person or persons are designated by the Executive, the Executive's estate. No Beneficiary designation shall be effective unless it is in writing and received by the Company prior to the date of the Executive's death.

         5.      PROTECTION OF THE COMPANY'S INTERESTS.

         (a) NO COMPETING EMPLOYMENT. For so long as the Executive is employed by the Company and in circumstances where the Executive receives a payment pursuant to Section 4(b) or 4(c) or his employment is terminated for Cause, and in no other circumstances continuing for a one year period following his termination (such period being referred to hereinafter as the "RESTRICTED PERIOD"), the Executive shall not, without the prior written consent of the Board, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that competes with the Group; PROVIDED, HOWEVER, that this Section 5(a) shall not proscribe the Executive's ownership, either directly or indirectly, of less than five percent of any class of securities which are listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc.

         (b) NO INTERFERENCE. During the Restricted Period in circumstances where the Executive receives a payment pursuant to Section 4(b) or 4(c) or his employment is terminated for Cause, and in no other circumstances, the Executive shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), intentionally solicit, endeavor to entice away from the Group, or otherwise interfere with the relationship of the Group with, any person who is employed by or otherwise engaged to perform services for the Group or any person or entity who is, or was within the then most recent twelve-month period, a customer, client or supplier of the Group.

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                                          9


         (c) SECRECY. The Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of the Group, the use or disclosure of which could cause the Group substantial losses and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Company that he will not at any time, except in performance of the Executive's obligations to the Company hereunder or with the prior written consent of the Board, directly or indirectly disclose to any person any secret or confidential information that he may learn or has learned by reason of his association with the Group. The term "CONFIDENTIAL INFORMATION" means any information not previously disclosed to the public or to the trade by the Company's management with respect to the Group's, products, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Group's products), business plans, prospects or opportunities.

         (d) EXCLUSIVE PROPERTY. The Executive confirms that all confidential information is and shall remain the exclusive property of the Group. All business records, papers and documents kept or made by the Executive relating to the business of the Group shall be and remain the property of the Group. Upon the termination of his employment with the Company or upon the request of the Company at any time, the Executive shall promptly deliver to the Company, and shall not without the consent of the Board retain copies of, any written materials not previously made available to the public, or records and documents made by the Executive or coming into his possession concerning the business or affairs of the Group; PROVIDED, HOWEVER, that subsequent to any such termination, the Company shall provide the Executive with copies (the cost of which shall be borne by the Executive) of any documents which are requested by the Executive and which the Executive has determined in good faith are
(i) required to establish a defense to a claim that the Executive has not complied with his duties hereunder or (ii) necessary to the Executive in order to comply with applicable law.

         (e) INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in this Section 5 may result in material irreparable injury to the Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Executive from engaging in activities prohibited by this Section 5 or such other

         (f) The Executive shall during the continuance of his employment (and shall procure that his spouse or partner and his minor children shall comply) comply with all applicable rules of law, stock exchange regulations and codes of conduct of the Company and any Associated Company for the time being in force in relation to dealings in shares, debentures or other securities of the Company or any Associated Company or any unpublished price sensitive information affecting the securities of any other company (provided that the Executive shall be entitled to exercise any options granted to him under any share option scheme established by the or any unpublished price sensitive information affecting the securities of any Company or any Associated Company subject to the rules of any such scheme).

         (g) The Executive shall in relation to any dealings in securities of overseas companies comply with all laws of any foreign state affecting dealings in the securities of such companies and all regulations of any relevant stock exchange on which such dealings take place.

         (h)     During the continuance of his employment, the Executive:-

    1. shall not directly or indirectly procure, accept or obtain for his own benefit (or for the benefit of any other person) any payment, rebate, discount, vouchers, gift, entertainment or other benefit ("Gratuities") from any third party in respect of any business transaction or proposed to be transacted (whether or not by him) by or on behalf of the Company or any Associated Company; and

    2. shall observe the terms of any policy issued by the Company in relation to Gratitities; and

    3. shall immediately disclose and account to the Company for any Gratuities received by him (or by any other person on his behalf or at his instruction).

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                                          10


relief as may be required to specifically enforce any of the covenants in this
Section 5. Without intending to limit the remedies available to the Executive, the Executive shall be entitled to seek specific performance of the Company's obligations under this Agreement.

         6.      GENERAL PROVISIONS.

         (a) SOURCE OF PAYMENTS. All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets made, to assure payment. The Executive shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company; PROVIDED, HOWEVER, that this provision shall not be deemed to waive or abrogate any preferential or other rights to payment accruing to the Executive under applicable bankruptcy laws by virtue of the Executive's status as an employee of the Company.

         (b) NO OTHER SEVERANCE BENEFITS. Except as specifically set forth in this Agreement, the Executive covenants and agrees that he shall not be entitled to any other form of severance benefits from the Company, including, without limitation, benefits otherwise payable under any of the Company's regular severance policies, in the event his employment hereunder ends for any reason and, except with respect to obligations of the Company expressly provided for herein, the Executive unconditionally releases the Company and its subsidiaries and affiliates, and their respective directors, officers, employees and stockholders, or any of them, from any and all claims, liabilities or obligations under this Agreement or under any severance or termination arrangements of the Company or any of its subsidiaries or affiliates for compensation or benefits in connection with his employment or the termination thereof.

         (c) TAX WITHHOLDING. Payments to the Executive of all compensation contemplated under this Agreement shall be subject to all applicable tax withholding.

         (d) NOTICES. Any notice hereunder by either party to the other shall be given in writing by personal delivery, or certified mail, return receipt requested, or (if to the Company) by telex or facsimile, in any case delivered to the applicable address set forth below:

         (i)     To the Company:       Getty Communications plc
                                       101 Bayham Street
                                       London NW1 0AG
                                       England

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                                          11


                                       With copies to:

                                       Shearman & Sterling
                                       599 Lexington Avenue
                                       New York, New York 10022
                                       Attn.: John J. Cannon, III, Esq.

                                       Shearman & Sterling
                                       555 California Street
                                       Suite 2000
                                       San Francisco, CA 94104
                                       Attn.: Christopher D. Dillon, Esq.

                                       Clifford Chance
                                       200 Aldersgate Street
                                       London EC1A 4JJ England
                                       Attn.: Michael Francies

         (ii)    To the Executive:     Jonathan D. Klein
                                       34 Crediton Hill
                                       London NW6 1HP

or to such other persons or other addresses as either party may specify to the other in writing.

         (e) REPRESENTATION BY THE EXECUTIVE. The Executive represents and warrants that his entering into this Agreement does not, and that his performance under this Agreement and consummation of the transactions contemplated hereby will not, violate the provisions of any agreement or instrument to which the Executive is a party, or any decree, judgment or order to which the Executive is subject, and that this Agreement constitutes a valid and binding obligation of the Executive in accordance with its terms. Breach of this representation will render all of the Company's obligations under this Agreement void AB INITIO.

         (f) LIMITED WAIVER. The waiver by the Company or the Executive of a violation of any of the provisions of this Agreement, whether express or implied, shall not operate or be construed as a waiver of any subsequent violation of any such provision.

         (g) ASSIGNMENT; ASSUMPTION OF AGREEMENT. No right, benefit or interest hereunder shall be subject to assignment, encumbrance, charge, pledge, hypothecation or setoff by the Executive in respect of any claim, debt, obligation or similar process. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to assume expressly and to agree to perform this Agreement in the same manner and to the

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same extent that the Company would be required to perform it if no such succession had taken place.

         (h) AMENDMENT; ACTIONS BY THE COMPANY. This Agreement may not be amended, modified or canceled except by written agreement of the Executive and the Company. Any and all determinations, judgments, reviews, verifications, adjustments, approvals, consents, waivers or other actions of the Company required or permitted under this Agreement shall be effective only if undertaken by the Company pursuant to authority granted by a resolution duly adopted by the Board; PROVIDED, HOWEVER, that by resolution duly adopted in accordance with this Section 6(h), the Board may delegate its responsibilities hereunder to one or more of its members other than the Executive.

         (i) SEVERABILITY. If any term or provision hereof is determined to be invalid or unenforceable in a final court or arbitration proceeding, (i) the remaining terms and provisions hereof shall be unimpaired and (ii) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         (j) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of England and the parties to this Agreement hereby submit to the jurisdiction of the English courts.

         (k) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the matters covered hereby and supersedes all prior agreements and understandings of the parties, other than the Services Agreements, with respect to the subject matter hereof.

         (l) HEADINGS. The headings and captions of the sections of this Agreement are included solely for convenience of reference and shall not control the meaning or interpretation of any provisions of this Agreement.

         (m) COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed an original, but both such counterparts shall together constitute one and the same document.

         (n) If the employment of the Executive is terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation or as part of any arrangement for the amalgamation or reconstruction of the Company not involving insolvency and the Executive is offered employment with any concern or undertaking resulting from the reconstruction or amalgamation on terms and conditions which taken as a whole are not less favourable than the terms of this Agreement then the Executive shall have no claim against the Company in respect of such termination.

         (o) Disciplinary and Grievance Procedures. For statutory purposes, there is no formal disciplinary procedure in relation to the Executive's employment. The Executive shall be expected to maintain the highest standards of integrity and behaviour. If the Executive is not satisfied wiht any disciplinary procedure taken in relation to him he may apply in writing within 14 days of that decision to the Board whose decision shall be final. If the Executive has any grievance in relation to his employment he may raise it in writing with the Board whose decision shall be final.

         (p) Directorship. The removal of the Executive from the office of director of the Company or the failure of the Company in general meeting to re-elect the Executive as a director of the Company (if he shall be obliged to retire by rotation or otherwise pursuant to the articles of association of the Company) shall terminate the Executive's employment under this Agreement and such termination shall be without prejudice to any claim which the Executive may have for damages for breach of this Agreement provided that the Company was not entitled at the time of such removal or failure to re-elect to terminate his employment.

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                                          13


         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first written above.


                                       GETTY COMMUNICATIONS PLC


                                       By:
                                            ---------------------------
                                             Name:
                                             Title:


                                       EXECUTIVE


                                            ---------------------------
                                       Jonathan D. Klein